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                                                                   EXHIBIT 10(f)

                          DIGITAL EQUIPMENT CORPORATION
                                1995 EQUITY PLAN

SECTION 1 -- PURPOSE

       The Digital Equipment Corporation 1995 Equity Plan (the "Plan") is intended to advance the interests of Digital Equipment Corporation (the "Corporation") and its stockholders by providing equity-based incentives to better align the interests of key employees with those of stockholders, and to attract, retain and motivate such employees.

SECTION 2 -- ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"), which shall consist of not fewer than two members of the Corporation's Board of Directors. All members of the Committee must be "disinterested administrators" within the meaning of Rule 16b-3 or any successor provision ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and "outside directors" within the meaning of Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), if required for compliance with Rule 16b-3 or Section 162(m) of the Code, as the case may be. Any authority or power granted in the Plan to the Committee shall also be deemed to be granted to the Board of Directors, and any action permitted to be taken or determination permitted to be made by the Committee may also be taken or made by the Board of Directors; provided, however, that to the extent required by Rule 16b-3 and/or
Section 162(m) of the Code with respect to specific grants of Awards, such power or authority shall only reside in and such actions or determinations shall only be made by an administrator or administrators in compliance with Rule 16b-3 or
Section 162(m) of the Code, as the case may be. The Board of Directors may also establish a committee of one or more members of the Corporation's Board of Directors who are also officers of the Corporation for the purposes of administering grants of Awards under the Plan to Employees who are not subject to the provisions of Section 16 of the 1934 Act. If such a committee is established, it shall have all the power and authority of the Committee under the Plan with respect to such Awards.

       Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees who are eligible to participate in the Plan, to determine the Awards to be granted to each Employee, to determine the time or times when Awards shall be exercisable or when re- strictions, conditions and contingencies shall lapse, to establish any other restrictions, conditions and contingencies on Awards in addition to those prescribed by the Plan and to determine whether any Option granted shall be an ISO or a Non-Qualified Option. The Committee shall also prescribe the form of agreements or other instruments under the Plan and the legends, if any, to be affixed to the certificates representing shares of Stock to be issued.

       The Committee shall have full authority to interpret the Plan, to grant waivers of Plan restrictions, to amend the provisions of Award instruments and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Corporation and in keeping with the purposes of the Plan. Such powers shall include, but shall not be limited to, the power to modify or amend the Plan and to adopt such procedures, subplans and the like as may be necessary to comply with provisions of the laws of other countries in which the Corporation or any subsidiary of the Corporation may operate in order to assure the viability of Awards granted under the Plan and to enable Employees employed in such other countries to receive advantages and benefits under the Plan and consistent with such laws.



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       The determinations of the Committee in the administration of the Plan shall be final and conclusive unless otherwise determined by the Board of Directors.

SECTION 3 -- SHARES OF STOCK SUBJECT TO THE PLAN

       (a) Shares Available for Issuance. The shares of stock available for issuance under the Plan shall be authorized but unissued shares of the Corporation's Common Stock or previously issued shares of the Corporation's Common Stock reacquired by the Corporation in any manner and held in its treasury ("Stock"). No fractional shares of Stock shall be delivered under the Plan.

       (b) Maximum Number of Shares Available for Issuance. Subject to adjustment as provided in Section 7.7 below, the maximum number of shares of Stock available for the grant of Awards under the Plan from the date of its adoption by the Board of Directors until June 29, 1996, shall be the maximum number of shares of Stock available for issuance under the Corporation's 1990 Equity Plan (the "1990 Plan") as of the date of approval of the Plan by the Corporation's stockholders, plus any shares of Stock subject to Awards under the 1990 Plan that expire unexercised or are forfeited, terminated, canceled (in whole or in part) or in any other manner are not issued to an Employee at any time. Subject to adjustment as provided in Section 7.7 below, the maximum number of shares of Stock available for the grant of Awards under the Plan for each fiscal year subsequent to the fiscal year ending on June 29, 1996, but prior to the beginning of the fiscal year commencing on June 28, 1998, shall be two percent (2%) of the total number of issued shares of the Corporation's Common Stock (including treasury shares) as of the first day of such fiscal year. Such maximum number of shares shall be increased in any fiscal year by the number of shares of Stock available for the grant of Awards hereunder in the previous fiscal year or years but not covered by Awards granted hereunder in such fiscal year or years since the adoption of the Plan, plus any shares of Stock subject to Awards under the 1990 Plan or the Plan that expire unexercised or are forfeited, terminated, canceled (in whole or in part), or in any other manner are not issued to an Employee, plus any shares of Stock tendered to the Corporation as full or partial payment for the exercise of any Option under the 1990 Plan or the Plan and the payment of any withholding taxes arising therefrom.

       (c) Limitations on Issuance. Notwithstanding any other provision of the Plan, in no event shall more than 5,000,000 shares of Stock be cumulatively available for the issuance of Stock pursuant to ISO's granted under the Plan, nor shall more than 1,000,000 shares of Stock be cumulatively available for grant pursuant to Restricted Stock Awards, Unrestricted Stock Awards and Stock Unit Awards. Notwithstanding any other provision of the Plan, no Employee may be granted in any fiscal year beginning with the fiscal year commencing July 2, 1995, in the aggregate, Awards relating to, in the aggregate, more than one million (1,000,000) shares of Stock. In all events, determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder.

       (d) Dividends. Notwithstanding the foregoing, any dividend or dividend equivalent paid or credited to an Employee in shares of Stock or Stock Units pursuant to Sections 5.4(b) or 5.5 below shall not be subtracted from the maximum number of shares available for the grant of Awards under the Plan or the cumulative aggregate number of shares available for grant pursuant to Restricted Stock Awards, Unrestricted Stock Awards and Stock Unit Awards.

       (e) Expiration, Forfeiture, Cancellation or Settlement in Cash. Shares of Stock subject to Awards that expire unexercised or are forfeited, terminated, canceled (in whole or in part), or in any other manner are not issued to an Employee (including shares of Stock that are not issued to an Employee pursuant to Awards settled in cash in lieu thereof), shall become available immediately for the future grant of Awards under the Plan.



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SECTION 4 -- ELIGIBILITY

       Awards may be granted under the Plan only to Employees of the Corporation or of a subsidiary of the Corporation. The term "Employees" shall include officers as well as all other employees of the Corporation or of a subsidiary of the Corporation. Members of the Committee and members of the Board of Directors who are not Employees of the Corporation or of a subsidiary of the Corporation shall not be eligible to participate in the Plan. Awards may be granted to the same Employee on more than one occasion.

SECTION 5 -- TYPES OF AWARDS

5.1 AUTHORITY.

       The Committee shall have the authority to grant Awards singly, in combination or in tandem. The term "Awards" includes options, stock appreciation rights, awards of Stock of the Corporation and awards of stock units or phantom shares of stock, all on the terms and conditions hereinafter established.

5.2 OPTIONS.

       (a) Definition of Options. An "Option" is an Award entitling the recipient upon exercise of the Option to purchase Stock at a specified price for a specified period of time. Both "incentive stock options" ("ISO's"), as defined in Section 422 of the Code, or any successor provision, and Options that are not incentive stock options ("Non-Qualified Options"), may be granted under the Plan. Instruments evidencing ISO's shall contain such terms and conditions as are required under applicable provisions of the Code.

       (b) Exercise Price. The Committee shall determine the exercise price of an Option which shall not be less than 100% of the Fair Market Value per share of the Stock on the date the Option is granted. For purposes of the Plan, "Fair Market Value" of a share of Stock on a given date will be the average of the high and low selling prices of the Corporation's Common Stock in the New York Stock Exchange Composite Transactions Index on such date, or if not a business day, as of the last business day for which prices are available prior to such date.

       (c) Duration of Options. The Committee shall determine the latest date on which an Option may be exercised which shall be no later than the date that is ten years after the date the Option was granted; provided, however, the Committee shall have the power and authority to provide that the date on which any Option (except for an ISO) may be exercised be later than such date if it determines that such a longer term may be necessary to comply with provisions of the laws of countries in which the Corporation or any subsidiary of the Corporation may operate in order to assure the viability of Awards granted under the Plan and to enable Employees to receive the intended advantages and benefits of Awards granted under the Plan and consistent with such laws.

       (d) Exercise of Options. Subject to the applicability of Section 7.3 below, an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of an Option may be exercised.

       An Employee electing to exercise an Option shall give written or electronic notice to the Corporation or its agent of the election and of the number of shares of Stock that the Employee elects to acquire, accompanied by any documents or instruments required by the Corporation or its agent and payment in full for the Stock purchased, together with provision for the amount of any taxes due in respect of the sale and issue thereof.


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       (e) Payment for Stock. Stock purchased by an Employee upon exercise of an
Option may be paid for in any legal manner so specified by the Committee, including the following methods, which may be used in combination if specified by the Committee:

              (1) In cash or by check, bank draft or money order payable to the order of the Corporation.

              (2) If permitted by applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of unrestricted Stock acquired upon exercise to pay for all of the Stock so acquired and any tax withholding obligation resulting from such exercise; and an authorization to the broker or selling agent to pay that amount to the Corporation.

              (3) Through the delivery of an amount of previously acquired shares of unrestricted Stock having in the aggregate a Fair Market Value equal to the exercise price, provided that such method is consistent with applicable tax laws, policies and eligibility criteria established by the Committee. Employees may further apply the Stock acquired upon such exercise to satisfy the exercise price for additional Stock.

       With respect to ISO's, acceptable methods of payment for stock upon exercise of an Option shall be set forth in the Award instrument granting the applicable ISO.

       (f) Special Rules for ISO's. The aggregate Fair Market Value (determined as of the date of grant) of the shares of Stock covered by ISO's granted under this Plan or any other equity plan of the Corporation and its subsidiaries, that becomes exercisable for the first time by the Employee in any calendar year shall not exceed $100,000. Nothing in this special rule shall be construed as limiting the exercisability of any Option unless the Committee provides for a limitation at the time of grant.

5.3 STOCK APPRECIATION RIGHTS.

       (a) Description of Stock Appreciation Rights. A "Stock Appreciation Right" ("SAR") is an Award entitling the recipient upon exercise of the Right to receive an amount, in cash or Stock, or a combination thereof (at the Committee's discretion), equal to the appreciation, if any, in the Fair Market Value of a share of the Corporation's Common Stock from the date of the grant of the SAR to the date of its payment or settlement.

       (b) Other Terms and Conditions of Stock Appreciation Rights. The Award price per SAR shall not be less than the Fair Market Value of a share of the Corporation's Common Stock on the date the SAR is granted. An Employee electing to exercise a Stock Appreciation Right must give written or electronic notice to the Corporation or its agent of the election, accompanied by any documents or instruments required by the Corporation or its agent, together with provision for the amount of any taxes due with respect thereto.

5.4 RESTRICTED AND UNRESTRICTED STOCK.

       (a) Definition of Restricted Stock Awards. A "Restricted Stock Award" entitles the recipient to acquire shares of Restricted Stock subject to such restrictions, conditions and contingencies as may be determined by the Committee in its sole discretion.

       (b) Rights as a Stockholder. At the discretion of the Committee, an Employee who receives Restricted Stock will have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in paragraph (c) below and any other restrictions, conditions and contingencies imposed by the Committee at the time of grant. The Committee may require that dividends be paid in additional shares of Restricted Stock or in Stock Units.


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       (c) Restrictions and Obligations of Resale. "Restricted Stock" is Stock
subject to restrictions against disposition as specified by the Committee in the Award instrument and may not be sold, transferred, or otherwise disposed of, and shall not be pledged or otherwise hypothecated, except as provided in the Award instrument. Except as otherwise provided in the Award instrument, in the event of termination of employment for any reason other than as specified in Section
6.1 or 6.2, Restricted Stock shall be forfeited to the Corporation, except that it shall be offered for resale to the Corporation at its original acquisition price if the Restricted Stock was issued for monetary consideration.

       (d) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 5 is granted, provide that any or all of the Stock delivered or issuable pursuant to the Award will be Restricted Stock.

       (e) Unrestricted Stock Awards. The Committee may, in its sole discretion, award to any eligible Employee unrestricted shares of Stock under the Plan ("Unrestricted Stock Award"). Any Employee who receives an Unrestricted Stock Award will have all the rights of a stockholder, including voting and dividend rights.

       (f) Price of Restricted and Unrestricted Stock. Grants of Restricted Stock and Unrestricted Stock shall be made at such purchase price as the Committee shall determine in its sole discretion, and may be issued for no monetary consideration, subject to applicable state law.

5.5   STOCK UNITS.

       (a) A "Stock Unit Award" entitles the recipient to receive, without payment, "Stock Units" in the form of phantom shares of stock which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of the Corporation's Common Stock.

       (b) An Employee who receives Stock Units may be given rights to dividend equivalents, subject to any conditions imposed by the Committee at the time of grant. The Committee may provide that any such dividend equivalents be paid in cash, in shares of stock or in additional Stock Units.

5.6   PERFORMANCE CRITERIA.

       The Committee in its discretion may grant Awards contingent on satisfaction of performance criteria established by the Committee consistent with Section 162(m) of the Code. Such performance criteria shall be based on level of revenue, operating income, profit after tax, earnings per share, cash flow, return on equity or return on assets. The Committee may select one criterion or multiple criteria, and the measurement may be based on Corporation or business unit performance, or on comparative performance with that of other companies or units thereof.

       The Committee in its discretion may also grant Awards contingent on satisfaction of performance criteria other than those specified in the paragraph above.

SECTION 6 -- TERMINATION OF EMPLOYMENT

6.1   DEATH OR DISABILITY OF EMPLOYEE.

       Unless otherwise specified in the Award instrument, if an Employee (i) dies while employed by the Corporation or any subsidiary of the Corporation (or upon the death of an Employee after termination of employment), or (ii) ceases to be employed by the Corporation or any subsidiary by reason of his or her permanent and total disability ("Disability"), as determined by the Committee, the following rules shall apply:

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       (a) Each Option and Stock Appreciation Right held by the Employee immediately prior to his or her death shall become fully exercisable and may be exercised only until one year after his or her death (whether or not this period ends after expiration of the exercise period specified in the Award instrument, but in the case of an ISO, in no event later than the expiration of the ISO under its original terms) by the Employee's executor or administrator, or if not so exercised, by the legatees or distributees of his or her estate or by such other person or persons to whom the Employee's rights under such Option or Stock Appreciation Right shall pass by will or by the applicable laws of descent and distribution.

       (b) Each Option and Stock Appreciation Right held by the Employee when his or her employment ends due to Disability shall become fully exercisable and shall continue to be exercisable in accordance with the terms set forth in the Award instrument relating to such Award.

       (c) Each share of Restricted Stock and each Stock Unit covered by an Award held by the Employee immediately prior to his or her death or Disability will immediately become free of all restrictions, conditions and contingencies thereon.

6.2   RETIREMENT.

       If an Employee ceases to be employed by the Corporation or any subsidiary of the Corporation by reason of his or her retirement at or after age 55, the Employee's rights with respect to Awards held by him or her as of such retirement date shall be as set forth in the Award instrument relating to each such Award. Retirement, including early retirement, under any pension plan of the Corporation or any subsidiary of the Corporation shall not by itself constitute retirement for purposes of the Plan.

6.3   TERMINATION OF EMPLOYMENT.

       Unless otherwise provided in the Award instrument, if an Employee ceases to be employed by the Corporation or any subsidiary of the Corporation for any reason other than the reasons specified in Sections 6.1 and 6.2 above, the following rules shall apply:

       (a) Each Option and Stock Appreciation Right held by the Employee that is unexercised when his or her employment ends shall expire upon such termination of employment.

       (b) Each share of Restricted Stock held by the Employee on which all restrictions, conditions and contingencies have not lapsed shall be forfeited or offered for resale to the Corporation in accordance with Section 5.4 above, and each Stock Unit as to which all restrictions, conditions and contingencies have not lapsed or been performed shall be forfeited.

6.4   COMMITTEE DETERMINATIONS.

       Any question as to whether there has been a retirement, Disability or termination of employment shall be determined by the Committee, and its determination of such question shall be final.

SECTION 7 -- GENERAL PROVISIONS

7.1   TERM AND AMENDMENT.

       Unless earlier terminated by the Board of Directors, the Plan shall terminate on December 31, 1998, and no Awards shall be granted under the Plan after such date; provided, however, that Awards payable or requiring exercise which are granted on or before this date shall remain payable or exercisable in accordance with their respective terms after the termination of the Plan; and provided, further that the authority of the Committee to take actions with respect to any such Awards as contemplated herein shall extend beyond termination of the Plan.

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       The Board of Directors may at any time terminate the Plan or suspend the grant of Awards under the Plan. The Board of Directors may at any time amend the Plan or any outstanding Award for any lawful purpose; provided, that no amendment, without the approval of the Corporation's stockholders, shall increase the maximum number of shares of Stock that may be issued under the Plan or issued in the aggregate pursuant to the certain Awards listed in Section 3 above (except as permitted by the last paragraph of Section 3 above and Section
7.7 below); and provided, further, that no amendment, without the approval of the Corporation's stockholders (where such approval is necessary to satisfy then-applicable requirements of federal securities laws, the Code or rules of any stock exchange on which the Corporation's Common Stock is listed), shall extend the period during which Awards may be granted under the Plan or amend the eligibility provisions of Section 4 above.

7.2   NON-TRANSFERABILITY OF AWARDS.

       (a) Except to the extent permitted by Rule 16b-3 and as otherwise provided in the Award instrument, no Award (other than Stock or cash transferred to an Employee under the Plan without restrictions) may be transferred other than by will or by the laws of descent and distribution, and during an Employee's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf).

       (b) Notwithstanding anything contained herein to the contrary, in the event an Employee terminates his or her employment to assume a position with a governmental, charitable or educational institution, the Committee, in its sole discretion and provided such arrangement is in accordance with applicable law, may authorize a third party, including but not limited to a "blind" trust, acceptable to the applicable governmental, charitable or educational institution, the Employee and the Committee, to act on behalf and for the benefit of such Employee with respect to any Awards.

7.3   DOCUMENTATION OF AWARDS.

       Awards shall be evidenced by written instruments which shall describe the Award and the terms and conditions thereof. The granting of an Award may be subject to, and conditioned upon, the Employee's execution of any Award instrument required by the Committee. Each Award instrument shall contain such provisions as the Committee shall determine in its sole discretion. The instruments may be in the form of agreements to be executed by both the Employee and the Corporation or certificates, letters or similar instruments, which need not be executed by the Employee but acceptance of which will evidence agreement to the terms of the Award.

7.4   RIGHTS AS A STOCKHOLDER.

       Except as specifically provided in the Plan, the receipt of an Award will not give an Employee rights as a stockholder; the Employee will obtain such rights, subject to any limitations imposed by the Plan or the Award instrument, upon actual receipt of Stock.

7.5   TAX WITHHOLDING.

       The Corporation will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding tax requirements").

       In the case of an Award delivered in Stock, the Committee will have the right to require that the Employee or other appropriate person remit to the Corporation an amount sufficient to satisfy the withholding tax requirements or make other arrangements satisfactory to the Committee with regard to such requirements prior to the event giving rise to such withholding tax requirement. If and to the extent that withholding is required, the Committee may permit the Employee or other appropriate person to


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elect, at the time and in the manner as the Committee provides, to have the
Corporation hold back from the Stock to be delivered, or to deliver to the Corporation, Stock having a value calculated to satisfy the withholding tax requirements.

7.6   DEFERRAL OF PAYMENTS.

       The Committee may, in its sole discretion, either in the terms of an Award instrument or upon the request of an Employee holding an Award, defer the date on which any payment of cash or Stock under such an Award shall be made. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividends or dividend equivalents for deferred payments denominated in Stock or Stock Units. Any deferral, whether requested by the Employee or specified in the Award instrument or otherwise by the Committee, may be subject to forfeiture in accordance with terms established by the Committee.

7.7   ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

       (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, the Committee shall make appropriate adjustments to the maximum number of shares of Stock that may be delivered under the Plan and to the maximum number of shares of Stock that may be issued pursuant to certain Awards, all as set forth in Section 3 above.

       (b) In any event referred to in paragraph (a), the Committee shall also make any appropriate adjustments to the number and kind of shares of Stock subject to Awards then outstanding or subsequently granted, any exercise or purchase prices relating to Awards and any other provisions of Awards affected by such change. The Committee may also make adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions, repurchases or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

       (c) Any adjustments made pursuant to paragraphs (a) or (b) with respect to ISO's shall be made only after the Committee, after consulting with the Corporation's counsel, determines whether such adjustments would constitute a "modification" of the ISO's (as that term is defined in Section 422 of the Code) or would otherwise cause any adverse tax consequences for the holders of the ISO's. If the Committee determines that such adjustments to be made with respect to ISO's would constitute a modification of the ISO's, it may refrain from making such adjustments.

7.8   EMPLOYMENT RIGHTS.

       Neither the adoption of the Plan nor the grant of Awards shall confer upon any person any right to continued employment with the Corporation or any subsidiary of the Corporation or affect in any way the right of the Corporation or any subsidiary of the Corporation to terminate an employment relationship at any time. Except as specifically provided by the Committee, the Corporation shall not be liable for the loss of existing or potential profit in Awards granted under the Plan in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Corporation or any subsidiary of the Corporation to the Employee.

7.9   CHANGE IN CONTROL.

       (a) In order to maintain Employees' rights in the event of any Change in Control of the Corporation, the Board of Directors (as constituted on the date the Award is granted or as constituted immediately prior to the Change in Control) may, in its sole discretion, as to any Award, either on the date an Award is granted or any time thereafter, take any one or more of the following actions:

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              (1) Provide for the acceleration of any time periods relating to the exercise or realization of or lapse of restrictions, conditions and contingencies under any Award so that the Award may be exercised or realized in full on or before a date fixed by the Board of Directors.

              (2) Provide for the purchase of any Award, upon the Employee's request, for an amount of cash equal to the amount that could have been obtained upon the exercise of the Award or realization of the Employee's rights thereunder had the Award been currently exercisable or payable.

              (3) Make such adjustment to any Award then outstanding as the Board of Directors deems appropriate to reflect the Change in Control.

              (4) Cause any Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after the Change in Control.

       Subject to this Section 7.9, the Committee may, in its discretion, include further provisions and limitations relating to the Change in Control in any Award instrument as it may deem equitable and in the best interests of the Corporation.

       Notwithstanding anything to the contrary in this Section 7.9 (unless otherwise specifically provided in the Award Agreement at the time an Award is granted), upon any Change in Control of the Corporation, any time periods or conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated (or waived) so that the Award may be exercised or realized in full; provided that, in the event of a Change in Control that is intended to qualify for pooling of interests accounting treatment, the foregoing provisions of this paragraph shall be of no force and effect if implementation of such provisions would preclude the Change in Control from so qualifying and, in such event, the Committee shall take whatever action it deems appropriate to enable holders of Awards to realize a substantially similar economic result as would have been realized by acceleration of Awards but without precluding the Change in Control from qualifying as a pooling of interests.

       (b) A "Change in Control" is defined to mean any of the following events:

              (1) The acquisition by any person (including a group, within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act), other than the Corporation or any subsidiary of the Corporation, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Corporation's outstanding voting securities.

              (2) The first purchase under a tender offer or exchange offer, other than an offer by the Corporation or any subsidiary of the Corporation, pursuant to which shares of the Corporation's Common Stock have been purchased.

              (3) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason (other than death or disability) to constitute at least a majority thereof, unless the election or the nomination for election by stockholders of the Corporation of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

              (4) Approval by stockholders of the Corporation of a merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.



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7.10   APPROVALS.

       Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Awards is subject to, and the Plan and the Awards granted under it shall be of no force and effect unless and until, and no Awards granted shall in any way vest or become exercisable, unless and until the Plan is approved by the affirmative vote of a majority of the shares of the Corporation's Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. The date the Plan is approved by the stockholders of the Corporation shall be the Effective Date of the Plan. The Effective Date must occur within one year after approval of the Plan by the Board of Directors. Any grant of an Award prior to the approval by the stockholders of the Corporation shall be void if such approval is not obtained. The Corporation's obligation to sell and deliver shares of Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of the Stock.

7.11   SUCCESSORS AND ASSIGNS.

       The Plan shall be binding upon all successors and assigns of an Employee receiving an Award under the Plan, including, without limitation, the estate of any such Employee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Employee.

7.12   1990 PLAN.

       Upon approval of the Plan by the Corporation's stockholders, the authority to grant additional Awards under the Corporation's 1990 Plan shall expire. Awards granted pursuant to the 1990 Plan shall remain outstanding and exercisable and subject to the Award instruments relating thereto, or in accordance with such other terms and conditions as the Committee shall determine.

7.13   GOVERNING LAW.

       The Plan and all determinations made and related actions taken by the Commit- tee or the Board of Directors, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed accordingly.

7.14   DEFINITIONS.

      As used in the Plan, the following terms shall have the following meanings:

                                                    SECTION IN WHICH
                       TERM                         TERM IS DEFINED
                -------------------                 ----------------

                "Awards"                            Section 5.1
                "Change in Control"                 Section 7.9(b)
                "Code"                              Section 2
                "Committee"                         Section 2
                "Corporation"                       Section 1
                "Disability"                        Section 6.1
                "Employee"                          Section 4
                "Fair Market Value"                 Section 5.2(b)
                "ISO"                               Section 5.2(a)
                "1990 Plan"                         Section 3(b)
                "1934 Act"                          Section 2
                "Non-Qualified Option"              Section 5.2(a)
                "Option"                            Section 5.2(a)
                "Plan"                              Section 1
                "Restricted Stock"                  Section 5.4(c)
                "Restricted Stock Award"            Section 5.4(a)
                "Rule 16b-3"                        Section 2
                "SAR"                               Section 5.3(a)
                "Stock"                             Section 3(a)
                "Stock Appreciation Right"          Section 5.3(a)
                "Stock Units"                       Section 5.5(a)
                "Stock Unit Award"                  Section 5.5(a)
                "Unrestricted Stock Award"          Section 5.4(e)
